Exhibit 99.1

Press Release

INTERACTIVE DATA DECLARES DIVIDEND

Company Also Announces Adoption of Four Proposals at Annual Meeting

BEDFORD, Mass – May 21, 2008 – Interactive Data Corporation (NYSE: IDC), a leading provider of financial market data, analytics and related services to financial institutions, active traders and individual investors, today announced that its Board of Directors has declared a quarterly cash dividend of $0.15 per share of Interactive Data common stock payable on June 27, 2008 to stockholders of record on June 6, 2008. This is the Company’s sixth consecutive quarterly cash dividend.

The actual declaration of future quarterly dividends, and the establishment of record and payment dates, is subject to final determination of the Board of Directors of Interactive Data.

Interactive Data also announced the successful adoption of four proposals at the Company’s annual meeting of stockholders, held earlier today. Specifically, the following nine directors were each elected to serve one-year terms: Rona A. Fairhead (chairman of the Board of Directors); Stuart J. Clark; Myra R. Drucker; William T. Ethridge; Donald P. Greenberg, Ph.D; Caspar J.A. Hobbs; Philip Hoffman; Robert C. Lamb, Jr.; and Ambassador Carl Spielvogel. Stockholders also ratified the appointment of Ernst & Young LLP as Interactive Data’s independent auditors for the fiscal year ending December 31, 2008. In addition, stockholders approved amendments to the Company’s 2000 Long-Term Incentive Plan and approved the Company’s Executive Incentive Plan.

In a separate news release issued earlier this morning, Interactive Data announced that its Board of Directors has initiated a CEO succession process after Stuart J. Clark informed the Board of his intention to retire as president and CEO during 2009. At the Annual Meeting of Stockholders, Clark delivered a presentation to stockholders in attendance that detailed the Company’s 2007 accomplishments, highlighted its first-quarter 2008 results and recent achievements, and today’s news announcement. An archived webcast of the Interactive Data Annual Meeting, including post-meeting remarks by Stuart Clark and a brief question-and-answer session, is available on the investor relations section of the Company’s website (www.interactivedata.com).

Forward-looking and Cautionary Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws, and is subject to the safe-harbor created by such Act and laws. Forward-looking statements include our statements discussing our goals, beliefs, strategies, objectives, plans, future financial conditions, results of operations and cash flows or projections, including those statements related to any potential future quarterly dividends, including the timing, nature and financial impact of issuing any such dividend. These statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include, but are not limited to: (i) the ability of our majority shareholder to exert influence over our affairs, including the ability to approve or disapprove any corporate actions submitted to a vote of our stockholders; (ii) the difficulty in predicting our future cash needs; (iii) the nature of other investment opportunities available to us from time to time; (iv) our operating cash flow; and (v) other factors identified in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements.

About Interactive Data Corporation

Interactive Data Corporation (NYSE: IDC) is a leading global provider of financial market data, analytics and related services to financial institutions, active traders and individual investors. The Company’s businesses supply real-time market data, time-sensitive pricing, evaluations and reference data for millions of securities traded around the world, including hard-to-value instruments. Many of the world’s best-known financial service and software companies subscribe to the Company’s services in support of their trading, analysis, portfolio management and valuation activities. Through its businesses, Interactive Data Pricing and Reference Data, Interactive Data Real-Time Services, Interactive Data Fixed Income Analytics, and eSignal, the Company has approximately 2,300 employees in offices located throughout North America, Europe, Asia and Australia. The Company is headquartered in Bedford, Mass. Pearson plc (NYSE: PSO; LSE: PSON), an international media company, whose businesses include the Financial Times Group, Pearson Education, and the Penguin Group, is Interactive Data Corporation’s majority stockholder.

For more information about Interactive Data Corporation and its businesses, please visit www.interactivedata.com.

COMPANY CONTACTS

Investors:	Media:

Andrew Kramer	John Coffey
Director of Investor Relations	Director, Corporate and Marketing Communications
781-687-8306	781-687-8148
andrew.kramer@interactivedata.com	john.coffey@interactivedata.com

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